EARN 8% APY

24 MONTH INVESTMENT TERM
MINIMUM INVESTMENT $25,000

PINE
FINANCIAL GROUP

For our Prospectus and additional information, contact Kevin Amolsch at:

www.PineInvestments.com

1.303.835.4445

Earn 8%

MATURITY OF 24 MONTHS

PINE
FINANCIAL GROUP

PFG Fund III, LLC was formed to engage in the business of providing short-term secured real estate lending in the states of Colorado and Minnesota. The Company has access to a large database of real estate investors who may qualify as potential borrowers and plans to make short-term secured rehab loans to these potential borrowers and other borrowers.

For our Prospectus and additional information, contact Kevin Amolsch at:

www.PineFinancialGroup.com

1.303.835.4445

THE UNSECURED PROMISSORY NOTES ("NOTES") ARE BEING OFFERED ONLY IN THE STATES OF COLORADO AND MINNESOTA. NO NOTES WILL BE SOLD WITHOUT PROPER AUTHORIZATION. THESE NOTES ARE NOT FDIC INSURED. THIS ANNOUNCEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES. THIS OFFERING IS MADE BY PROSPECTUS ONLY. AN OFFERING CIRCULAR CAN BE REQUESTED BY CONTACTING THE COMPANY REPRESENTATIVE, MR. KEVIN AMOLSCH AT (303) 835-4445.

THE NOTES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT DETERMINED THE ACCURACY, ADEQUACY, TRUTHFULNESS, OR COMPLETENESS OF THIS DOCUMENT AND HAVE NOT PASSED UPON THE MERIT OR VALUE OF THE NOTES, OR APPROVED, DISAPPROVED OR ENDORSED THE OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF PINE FINANCIAL GROUP, INC. AND THE TERMS OF THE OFFERING, INCLUDING THE DISCLOSURE, MERITS AND RISKS INVOLVED. PINE FINANCIAL GROUP, INC HAS NO OPERATIONS AND OWNS NO PROPERTIES, THE COMPANY MAY NOT BE ABLE TO FUND SUCH INTEREST PAYMENTS, IN ADDITION INVESTORS COULD LOSE THEIR ENTIRE INVESTMENT. IF PFG FUND III, LLC CANNOT GENERATE SUFFICIENT REVENUE AND CEASE OPERATIONS, YOU MAY LOSE YOUR ENTIRE INVESTMENT.